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                                                                   EXHIBIT 24(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of PictureTel Corporation on Form S-8 of our reports dated February 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of PictureTel Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which reports are included in the Annual Report on Form 10-K of PictureTel Corporation for the year ended December 31, 1995.



                                             Coopers & Lybrand L.L.P.

Boston, Massachusetts
August 13, 1996


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